Exhibit 99.1

reAlpha (Nasdaq: AIRE) Reports First-Quarter 2026 Financial Results

Platform enters spring homebuying season with broader service coverage, a newly launched Homebuying Hub, and Total Transaction Volume that more than doubled year-over-year

DUBLIN, OH – April. 28 2026 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced financial results for the first quarter ended March 31, 2026.

Financial Highlights

(All figures are approximate and compared to Q1 2025 unless otherwise stated)

●	Revenue decreased 9% to $0.8 million in the first quarter of 2026, compared to $0.9 million in the first quarter of 2025.

○	Homebuying Services Segment revenue was $0.6 million, compared to $0.8 million in the prior year period, reflecting contributions from reAlpha Mortgage and Prevu, which was acquired in November 2025, and partially offset by the absence of revenue generated by GTG Financial following the rescission of the acquisition in August 2025.

○	Technology Services Segment revenue was $0.3 million, compared to $0.2 million in the prior year period, driven by growth in AiChat’s subscription-based platform and related services.

●	Cash and cash equivalents increased 288% to $4.7 million as of March 31, 2026, compared to $1.2 million as of March 31, 2025, primarily reflecting capital raised during 2025, including proceeds from warrant exercises.

●	Gross profit increased to $0.6 million, up from $0.5 million in the first quarter of 2025. Gross margin increased to 66% from 56% in the first quarter of 2025, primarily reflecting a higher contribution from AiChat’s technology services, which carry higher gross margins than the Company’s real estate and mortgage operations.

●	Adjusted EBITDA was $(3.8) million, compared to $(2.0) million in the first quarter of 2025, primarily reflecting the full-quarter impact of operating expenses from recently acquired businesses, the use of marketing credits from the media-for-equity transaction with Mercurius Media and higher operating expenses year-over-year.

●	Net loss was $4.3 million in the first quarter of 2026, compared to $2.9 million in the first quarter of 2025.

●	Total Transaction Volume increased by 119% to $131.3 million, compared to $59.9 million in Q1 2025. Total Transaction Volume reflects the aggregate dollar value of brokerage, mortgage and title transactions facilitated through the reAlpha platform on a trailing twelve-month basis.

“Our first quarter results reflect continued progress in scaling the reAlpha platform alongside a more dynamic housing market environment. While revenue declined year-over-year, we delivered strong growth in total transaction volume and improved gross margins, supported by the performance of our core homebuying and technology services,” said Thomas Kutzman, Chief Financial Officer of reAlpha. “As the quarter progressed, a combination of interest rate volatility and broader market uncertainty influenced homebuyer activity, contributing to a more selective and timing-sensitive buyer environment. In this context, execution and efficiency across the platform are critical. We are focused on improving coordination throughout the homebuying journey, strengthening conversion, and positioning the business for future growth.”

Business Highlights

During Q1 2026, reAlpha advanced a set of operating priorities aimed at increasing service coordination, clarifying the buyer value proposition, and improving readiness for the spring homebuying season:

●	Launched Homebuying Hub to coordinate the buy-side journey across search, financing, and closing. The centralized platform brings simplified structure to the transaction process by helping buyers navigate key milestones through a more unified experience. reAlpha believes that the launch of the Hub is an important step toward improving customer continuity across the full homebuying journey.

●	Introduced enhanced “Make an Offer” functionality to streamline the transition from search to transaction. The updated workflow gives buyers a clearer path into the offer stage and helps reduce friction at a critical point in conversion. This improvement is part of reAlpha’s ongoing effort to simplify execution across high-intent moments in the buying process.

●	Improved multi-service onboarding and customer progression flows to support a more coordinated cross-service experience. reAlpha continued refining how customers move between real estate, financing, and related transaction milestones on the platform. The result is intended to be a more connected experience that better supports engagement across multiple services.

●	Upgraded the Multiple Listing Service data pipeline to improve listing sync and platform responsiveness. Faster listing updates help ensure that users are seeing more current information as they search and evaluate homes. The enhancement is also expected to strengthen the reliability of the platform during periods of active customer engagement.

●	Appointed Thomas Kutzman as Chief Financial Officer to oversee financial operations, capital strategy, and key corporate functions. Mr. Kutzman’s appointment provides senior financial leadership as reAlpha continues to scale its platform, integration efforts, and public-company infrastructure. reAlpha expects his leadership to support operational discipline, financial oversight, and execution across key strategic initiatives.

●	Embedded agentic AI into core back-office workflows across Operations, M&A, Marketing, Strategy, and Research. These workflow initiatives are intended to improve how teams manage planning, diligence, coordination, and decision-making across the organization. reAlpha believes this internal AI layer can help the business scale more efficiently while maintaining execution speed.

“As we navigate current market headwinds, we are seeing our platform strategy translate into real momentum, with total transaction volume more than doubling year over year as we expand our service coverage and better coordinate real estate, mortgage, and title,” said Mike Logozzo, Chief Executive Officer of reAlpha. “During the quarter, we focused on making a better homebuying model more tangible, with a clearer savings proposition, a more organized path from search through financing, and continued progress in how the buyer journey works together. In a market where affordability is stretched and buyers are more selective, we believe the long-term winner will be the company that makes homebuying easier, more trustworthy, and more affordable for the customer.”

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Executive Officer, Mike Logozzo, and reAlpha’s Chief Financial Officer, Thomas Kutzman, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; the health of the U.S. residential real estate industry and changes in general economic conditions; reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and maintain compliance with all Nasdaq listing rules; reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2); reAlpha’s ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to translate improvements to its platform and homebuying journey into increased revenue; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to successfully enter new geographic markets and to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings or any legal proceedings that may be instituted against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of new internal processes and initiatives, including upgrades thereto; reAlpha’s ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including evolving laws and consumer expectations; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; reAlpha’s ability to obtain additional financing or access the capital markets on acceptable terms and conditions in the future; changes in applicable laws or regulations, including with respect to the real estate market, AI and AI technologies, and the impact of the regulatory environment and complexities with compliance related to such environment; reAlpha’s ability to effectively compete in the real estate and AI industries; and other risks and uncertainties indicated in reAlpha’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Balance Sheet

March 31, 2026 (Unaudited) and December 31, 2025

	March 31, 2026,	December 31, 2025
ASSETS

Current Assets
Cash	$4,667,612	$7,783,529
Accounts receivable, net	91,610	68,148
Pre-paid expenses	353,958	961,411
Other current assets	237,385	362,293
Escrow deposit	500,000	600,000
Total current assets	5,850,565	9,775,381

Property and Equipment, at cost
Property and equipment, net	$103,165	$64,626

Other Assets
Investments	59,417	111,646
Intangible assets, net	4,164,833	4,306,553
Goodwill	7,459,125	7,459,125
TOTAL ASSETS	$17,637,105	$21,717,331

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$551,533	$306,216
Related party payables	5,622	5,654
Short term loans - related parties -current portion	72,046	86,585
Short term loans - unrelated parties -current portion	186,839	209,601
Accrued expenses	325,274	660,577
Deferred liabilities- current portion	1,242,466	1,960,850
Deferred revenue	363,618	396,227
Total current liabilities	$2,747,398	$3,625,710

Long-Term Liabilities
Derivative liability	4,602,480	4,574,980
Other long-term loans - unrelated parties - net of current portion	71,630	88,411
Deferred liabilities - net of current portion	577,836	561,740
Contingent consideration	326,527	344,877
Total liabilities	$8,325,871	$9,195,718

Mezzanine Equity
Preferred Stock, $0.001 par value; 5,000,000 shares authorized, of which 1,000,000 shares are designated as Series A Convertible Preferred Stock; 256,125 and 250,000 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively.	1,057,500	1,020,377

Stockholders’ Equity
Common stock ($0.001 par value; 200,000,000 shares authorized, 134,118,789 and 131,740,675 shares outstanding as of March 31, 2026; and December 31, 2025, respectively.	134,119	131,741
Additional paid-in capital	68,588,279	67,466,893
Accumulated deficit	(60,356,156)	(55,980,534)
Accumulated other comprehensive (loss)	(123,538)	(127,889)
Total stockholders’ equity of reAlpha Tech Corp.	8,242,704	11,490,211

Non-controlling interests in consolidated entities	11,030	11,025
Total stockholders’ equity	8,253,734	11,501,236

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$17,637,105	$21,717,331

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three Months Ended March 31, 2026 and 2025 (Unaudited)

	March 31, 2026	March 31, 2025

Revenues	$841,062	$925,635
Cost of revenues	288,797	406,968
Gross Profit	552,265	518,667

Operating Expenses
Wages, benefits and payroll taxes	2,128,488	1,060,104
Marketing and advertising	1,261,980	518,939
Professional and legal fees	727,632	742,159
Depreciation and amortization	165,202	179,149
Other operating expenses	549,621	440,574
Total operating expenses	4,832,923	2,940,925

Operating Loss	(4,280,658)	(2,422,258)

Other Expense (Income)
Changes in fair value of contingent consideration	(18,350)	93,000
Interest expense, net	24,680	205,063
Change in fair value of derivative liability	27,500	-
Other expense, net	24,007	129,846
Total other expense	57,837	427,909

Net Loss from continuing operations before income taxes	(4,338,495)	(2,850,167)
Income tax (expense) benefit	-	-

Net Loss from continuing operations	(4,338,495)	(2,850,167)

Net Loss	$(4,338,495)	$(2,850,167)

Less: Net Income (Loss) Attributable to Non-Controlling Interests	5	(409)

Net Loss Attributable to Controlling Interests	$(4,338,500)	$(2,849,758)

Preferred stock dividend	37,123	$184
Net Loss Attributable to Common Stockholders	$(4,375,623)	$(2,849,942)

Other comprehensive income
Foreign currency translation adjustments	4,351	(11,931)
Total other comprehensive (Loss) income	4,351	(11,931)

Comprehensive Loss Attributable to Common Stockholders	$(4,371,272)	$(2,861,873)

Basic loss per share
Continuing operations	$(0.03)	$(0.06)
Net Loss per share — basic	$(0.03)	$(0.06)

Diluted loss per share
Continuing operations	$(0.03)	$(0.06)
Net Loss per share — diluted	$(0.03)	$(0.06)

Weighted-average outstanding shares — basic	132,384,827	45,913,591

Weighted-average outstanding shares — diluted	132,384,827	45,913,591

reAlpha Tech Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2026, and 2025 (unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31, 2026	March 31, 2025

Cash Flows from Operating Activities:
Net Loss	$(4,338,495)	$(2,850,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	165,202	179,149
Amortization of loan discounts and origination fees	-	72,501
Common stock issued to non-employee	3,115	-
Stock based compensation - employees	340,848	78,355
Change in fair value of contingent consideration	(18,350)	93,000
Non-cash commitment fee expenses	-	125,000
Change in fair value of derivative liability	27,500	-
Non-cash marketing and advertising	593,429	-
Interest expense on deferred consideration	-	-
Loss from equity method investment	2,229	872
Changes in operating assets and liabilities
Accounts receivable	(28,965)	17,732
Receivable from related parties	-	5,465
Pre-paid expenses	14,024	(3,810)
Other current assets	224,908	(7,160)
Accounts payable	245,317	184,803
Payable to related parties	(32)	93
Accrued expenses	(387,081)	(187,813)
Deferred liabilities	65,208	-
Deferred revenue	(32,609)	24,877
Total adjustments	1,214,743	583,064
Net cash used in operating activities	(3,123,752)	(2,267,103)

Cash Flows from Investing Activities:
Additions to property and equipment	(47,334)	(13,665)
Cash paid for acquisitions, net	-	349,529
Cash used for additions to capitalized software	(16,476)	(91,310)
Net cash (used in) provided by investing activities	(63,810)	244,554

Cash Flows from Financing Activities:
Proceeds from issuance of debt- related parties	-	155,481
Proceeds from issuance of common stock	131,341	231,235
Payments of debt	(54,083)	(283,711)
Equity issuance expenses	(5,191)	-
Net cash provided by financing activities	72,067	103,005

Net decrease in cash	(3,115,495)	(1,919,544)

Effect of exchange rate changes on cash	(422)	-

Cash - Beginning of Period	7,783,529	3,123,944

Cash - End of Period	$4,667,612	$1,204,400

Supplemental disclosure of cash flow information
Interest expense	$(6,659)	-

Non-cash Investing and Financing Activities:
Series A Convertible Preferred Stock issuance - MMC	-	5,000,000
Series A Convertible Preferred Stock issuance - GTG Financial	-	284,992
Deferred cash payments - GTG Financial	-	1,344,750
Deferred issuance of common stock - GTG Financial	-	1,287,000
Deferred issuance of common stock - Prevu	617,495	-

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP, we believe “Adjusted EBITDA,” a “non-U.S. GAAP financial measure,” as such term is defined under the rules of the SEC, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-U.S. GAAP financial measure may be helpful to investors because it provides consistency and comparability with past financial performance. However, this non-U.S. GAAP financial measure is presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate a similarly titled non-U.S. GAAP measure differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of this non-U.S. GAAP financial measure as a tool for comparison. A reconciliation is provided below for our non-U.S. GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measure and the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

We use Adjusted EBITDA, a non-U.S. GAAP financial measure, to evaluate our operating performance and facilitate comparisons across periods and with peer companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, share-based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations. We believe this measure provides useful insight into our ongoing performance; however, it should not be considered a substitute for, or superior to, net income or other financial information prepared in accordance with U.S. GAAP.

The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented below:

	For the Three Months Ended March 31,
	2026	2025
Net loss	$(4,338,495)	$(2,850,167)
preAdjusted to exclude the following
Depreciation and amortization	165,202	179,149
Amortization of loan discounts and origination fee	-	121,251
Changes in fair value of contingent consideration (1)	(18,350)	93,000
Change in fair value of derivative liability (2)	27,500	-
Interest expense	24,680	205,063
GEM commitment fee	-	125,000
Stock based compensation (3)	343,963	78,355
Acquisition-related expenses	-	87,352
Adjusted EBITDA	$(3,795,500)	$(1,960,997)

(1)	Represents non-cash changes in the fair value of contingent consideration payable to reAlpha Mortgage which is calculated based on revenue and EBITDA targets.

(2)	Represents non-cash changes in the fair value of derivative liability recorded in connection with our media-for-equity transaction with MMC.

(3)	Represents non-cash stock-based compensation expenses recognized during the period.